EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into effective as of September 24, 2026, by and between Creative Acquisition Corp. (the “Seller”) and Creative Medical Technology Holdings, Inc. (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Seller holds eight million (8,000,000) shares of the common stock, par value $0.0001 per share (“Common Stock”) of BioDefense, Inc. (the “Company”), and the Purchaser owns twelve million shares (12,000,000) of Common Stock of the Company; and

WHEREAS, the Purchaser desires to purchase four million (4,000,000) shares of Common Stock of the Company (the “Shares”) from the Seller, and the Seller desires sell the Shares to the Purchaser, so that after giving effect to such purchase and sale, the Seller will own four million (4,000,000) shares of Common Stock of the Company and the Purchaser will own sixteen million (16,000,000) shares of Common Stock of the Company.

NOW, THEREFORE, for and in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Seller and the Purchaser do hereby agree as follows:

1. Sale of the Shares. Upon the terms of and subject to the conditions of this Agreement, the Seller hereby sells, assigns, transfers and conveys the Shares to the Purchaser, and the Purchaser hereby acquires the Shares from the Seller, free and clear of all liens, encumbrances and restrictions on transfer.

2. Purchase Price. The purchase price for the Shares (the “Purchase Price”) is (i) Two Hundred Thousand Dollars ($200,000.00) (the “Cash Payment”), and (ii) 1,000,000 shares of the common stock of the Purchaser, par value $0.001 per share (the “CELZ Shares”).

3. Closing. The closing of the purchase and sale of the Shares (the “Closing”), shall occur simultaneously with the execution of this Agreement. At the Closing, (a) the Purchaser shall deliver to the Seller the Purchase Price for the Shares, by paying to Seller the Cash Payment and instructing its transfer agent to issue the CELZ Shares to the Seller, and (b) the Seller shall deliver to the Purchaser a Stock Power in the form of Exhibit A attached hereto effecting the transfer of the Shares to the Purchaser.

4. Seller Representations and Warranties. The Seller hereby represents and warrants to the Purchaser as follows:

(i) The Seller is the sole and exclusive owner of the Shares and has good, valid and marketable title to the Shares free and clear of all restrictions, claims, liens, charges, encumbrances and equities whatsoever. The Seller has full right, power and authority to transfer and deliver the Shares to the Purchaser, and hereby transfers to the Purchaser good, valid and marketable title thereto free and clear of any restriction, claim, lien, charge, encumbrance or equity whatsoever.

(ii) The Seller has full power and authority to enter into this Agreement and to consummate the transactions on his part contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation of the transactions herein by the Seller constitutes a violation or breach of applicable law or of any provision of any contract or instrument to which the Seller is a party or by which it is bound, or any order, writ, injunction, decree or judgment applicable to the Seller. The provisions of this Agreement constitute the legal, valid and binding obligations of the Seller enforceable in accordance with their terms.

(iii) The Seller is aware of the Purchaser’s business affairs and financial condition and has acquired sufficient information about the Purchaser to reach an informed and knowledgeable decision to acquire the CELZ Stock. The Seller is acquiring the CELZ Stock for investment for the Seller’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Act”).

(iv) The Seller understands that the CELZ Stock has not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Seller’s investment intent as expressed herein.

(v) The Seller acknowledges and understands that the CELZ Stock must be held indefinitely unless the CELZ Stock is subsequently registered under the Act or an exemption from such registration is available. The Seller understands that any certificate evidencing the CELZ Stock will be imprinted with a legend which prohibits the transfer of the CELZ Stock unless the CELZ Stock is registered or such registration is not required in the opinion of counsel for the Purchaser.

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5. Purchaser Representations and Warranties. The Purchaser hereby represents and warrants to the Seller as follows:

(i) The Purchaser has full power and authority to enter into this Agreement and to consummate the transactions on his part contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation of the transactions herein by the Purchaser constitutes a violation or breach of applicable law or of any provision of any contract or instrument to which the Purchaser is a party or by which it is bound, or any order, writ, injunction, decree or judgment applicable to the Purchaser. The provisions of this Agreement constitute the legal, valid and binding obligations of the Purchaser enforceable in accordance with their terms.

(ii) The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. The Purchaser is acquiring the Shares for investment for the Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Act.

(iii) The Purchaser understands that the Shares have not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein.

(iv) The Purchaser acknowledges and understands that the Shares must be held indefinitely unless the Shares are subsequently registered under the Act or an exemption from such registration is available. The Purchaser understands that any certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless the Shares are registered or such registration is not required in the opinion of counsel for the Company.

(v) The Purchaser further understands that at the time the Purchaser wishes to sell the Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 promulgated under the Act, and that, in such event, the Purchaser may be precluded from selling the Shares under Rule 144 even if the minimum holding period requirement had been satisfied.

6. Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and thereof and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the parties hereto.

7. Survival. All covenants, agreements, representations, warranties, indemnities, and obligations set forth in this Agreement shall survive the complete execution, delivery and performance of this Agreement.

8. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective (as applicable) heirs, executors, administrators, successors and assigns.

9. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same instrument.

11. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada without giving effect to the choice of law principles thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement effective as of the date first above written.

SELLER:

CREATIVE ACQUISITION CORP.

By: /s/ Timothy Warbington

Name: Timothy Warbington

Title: Chairman and Chief Executive Officer

PURCHASER:

CREATIVE MEDICAL TECHNOLOGY HOLDINGS, INC.

By: /s/ Donald Dickerson

Name: Donald Dickerson

Title: Chief Financial Officer

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STOCK POWER

For Value Received, Creative Acquisition Corp., hereby sells, assigns and transfers unto Creative Medical Technology Holdings, Inc., Four Million (4,000,000) shares of Common Stock of BioDefense, Inc., a Nevada corporation (the “Company”) standing in the undersigned’s name on the books of the Company, and does hereby irrevocably constitute and appoint the Secretary of the Company as Attorney to transfer said stock on the books of the Company with full power of substitution in the premises.

IN WITNESS WHEREOF, Assignor has executed this Stock Power effective as of the date set forth below.

CREATIVE ACQUISITION CORP.

Dated: September 24, 2026	By:	/s/ Timothy Warbington
Name: Timothy Warbington Title: Chairman and Chief Executive Officer

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